Third Quarter 2016 Earnings

November 1, 2016







AEGION®

Stronger. Safer. Infrastructure.®





Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. The Company makes forward-looking statements in this presentation that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management's beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this presentation, the words "anticipate," "estimate," "believe," "plan," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on February 29, 2016 and in the Company's subsequently filed reports. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, the Company's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this presentation are qualified by these cautionary statements.

In addition, some of the market and industry data and forecasts included in this presentation are based upon independent industry sources. Although we believe that these independent sources are reliable, we have not independently verified the accuracy and completeness of this information.

Aegion®, Fibrwrap®, Tyfo®, Tite Liner® and Underground Solutions® and our other trademarks referenced herein are the registered and unregistered trademarks of Aegion Corporation and its affiliates.

Aegion's Q3'16 financial results were largely in line with internal expectations

Aegion Consolidated Earnings per Diluted Share


Q3'15
Q3'16
$0.40
$0.34
$0.44
$0.32
GAAP EPS
Adjusted EPS

Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

Infrastructure Solutions

Record platform revenues and operating income were primarily the result of record performance in the North American CIPP market and strong performance in the Asia-Pacific region

Corrosion Protection

Returned to profitability because of increased activity for cathodic protection services in North America; however, limited upstream pipe coating and lining activities in North America and unanticipated costs on an international field coating project negatively impacted operating income by approximately $7 million

Energy Services

Returned to profitability after completing the downsizing of the upstream operations in Central California

2016 Restructuring

Expect annualized cost reductions to reach approximately $17 million, most of which is to be recognized in 2016

Outlook

- Expectations for strong performance in Q4'16 will lead to expected adjusted 2H'16 EPS largely in line with the prior year period because of favorable market conditions in Aegion's core end markets
- Favorable end markets and the successful execution of the large deepwater pipe coating and insulation project create a foundation for significant earnings growth in 2017

AEGION

A strong Q4'16 is expected to result in a record year for Infrastructure Solutions

Infrastructure Solutions Contract Backlog



$348
$312
-10%
$ million USD
September 30, 2015
September 30, 2016

- Reported backlog declined 10% because of unusually strong orders during 1H'15
- Backlog remained in line with backlog as of June 30, 2016 indicating a continued strong position

Infrastructure Solutions 2016 Full-Year Outlook

Expect modest revenue and operating income growth, including the contribution from Underground Solutions

- Expect strong Q4'16 performance due to:
  - Favorable market conditions and strong backlog in the North America wastewater CIPP market, the largest market for Infrastructure Solutions
  - Contribution from the international markets, primarily Asia-Pacific, because of a stronger backlog position
- Cost reductions from the 2016 Restructuring expected to reach $3 million, most of which is to be realized in 2016

Initial 2017 Outlook

Favorable conditions expected to continue in the North American water and wastewater pipeline rehabilitation markets



Insituform® CIPP



Tyfo®/Fibrwrap®



Fusible PVC®

AEGION®

Corrosion Protection expected to have stronger performance in Q4’16

Corrosion Protection Contract Backlog



$ million USD
$185
$254
+38%
September 30, 2015
September 30, 2016

- Backlog includes a deepwater pipe coating and insulation contract initially valued at over $130 million
- Backlog for cathodic protection services, primarily in the midstream market, remains at a high level
- September 30, 2016 backlog reflects the negative impact from a more difficult upstream market

Corrosion Protection 2016 Full-Year Outlook

Expect revenues to be in line with 2015, but a small decline in operating income due to challenging upstream market conditions and the absence of revenues and profits from the Canadian pipe coating JV, which was sold in February 2016

- Strong performance expected in Q4’16:
  - Pipe coating and insulation production for the large deepwater project
  - Strong backlog for cathodic protection services
  - Improved backlog position in the upstream market
- Cost reductions from the 2016 Restructuring expected to reach $8 million, most of which is to be realized in 2016

Initial 2017 Outlook

A more favorable outlook is expected because of improving conditions for North America cathodic protection services, execution of the large deepwater pipe coating and insulation project and expectations for a more stable upstream market



Cathodic Protection Services



Pipe Coating & Insulation



Tite Liner®



Robotic Interior Weld Coating

AEGION®

Energy Services expects improved performance in 2H'16 after completing the downsizing of its upstream operations

Energy Services Contract Backlog



$ million USD
$213
$26
$187
$177
-17%
September 30, 2015
September 30, 2016
Downsized Upstream
Remaining

- Backlog decline reflects the downsizing of Energy Services' upstream operations in Central California and reduced turnaround activities

Energy Services' backlog represents estimated 12-months' unrecognized revenues to be realized under long-term master service agreements and other signed contracts. Contracts that are up for renewal are not included in the next 12 months' backlog past the renewal date.

Energy Services Full-Year 2016 Outlook

Revenues expected to be near $250 million with significantly improved operating margins in Q4'16

- Improved performance expected in Q4'16:
  - Downstream segment remains favorable with steady demand for maintenance services in the West Coast refining market
  - Several turnarounds underway, but less than in the prior year quarter
- 2016 Restructuring expected to reduce annual costs by approximately $6 million, most of which is to be realized in 2016

Initial 2017 Outlook

Expect improved market conditions in the U.S. West Coast refinery market for day-to-day maintenance and turnaround services







Mechanical maintenance services, primarily piping, electrical & instrumentation maintenance, engineering, small capital construction and turnaround support services

AEGION

Strategy for sustainable growth expected to drive growth in EPS, cash flow and ROIC



Strong Core Markets
Municipal pipeline
Midstream oil & gas
Low to mid double-digit EPS Growth
(Three-year CAGR)
Competitive Advantages
Innovative technologies
Integrated solutions
Market leading expertise
Three-year Targets
Operating Cash Flow > 200% of Net Income
Free Cash Flow > 100% of Net Income
ROIC Near 9%
Low to mid-single-digit Revenue Growth
At Least 7% Operating Margin by 2019
Improved execution
The Aegion Way (LEAN)

Aegion consolidated long-range plan expectations

AEGION®

Q3'16 revenue performance reflects continuing challenges in the upstream energy market

Infrastructure Solutions



$149.6
$158.6
+6.0%
Q3'15
Q3'16
In USD millions

Record revenues in the North American CIPP market

- High-single-digit revenue growth in the North American CIPP market, which accounted for over 70% of platform revenues
- Significant headwind in 2016 from the absence of a $13 million industrial pressure pipe project completed during Q3'15 and challenges in certain international CIPP markets, primarily in Europe

Corrosion Protection



$121.4
$95.1
-21.7%
Q3'15
Q3'16
In USD millions

Increased revenues from cathodic protection services partially offset reduced activity in upstream and mining markets

- Revenues for cathodic protection services in North America, a significant portion of platform revenues, grew low-single digits and revenues for Tite Liner® pipeline protection in North America grew significantly
- International activity slowed in the quarter after substantially completing of a number of larger projects earlier in 2016
- Q3'15 included $7 million in revenues from the Canadian pipe coating JV, which was sold in February 2016

Energy Services



$85.6
$54.9
-35.9%
Q3'15
Q3'16
In USD millions

Favorable downstream maintenance activities offset by downsized upstream operations and reduced turnaround activity

- Downsized upstream operation activities in Central California accounted for over half of the revenue decline
- Revenues in the downstream market declined because of reduced turnaround activity compared to the prior year quarter and the absence one-time refinery clean-up services completed in 2015
- Revenue mix now approximately 85%/15% downstream versus upstream

AEGION

3Q'16 adjusted gross margin impacted by the absence of higher-margin upstream activity and a large industrial FRP pipeline rehabilitation project

Infrastructure Solutions



26.8%
25.6%
-120 bps
Q3'15
Q3'16

Continued strong performance in N.A. CIPP market

- Gross margins declined because of:
  - Absence in Q3'16 of a $13 million, high margin, Tyfo® Fibrwrap® FRP industrial pressure pipe project completed in 2015
  - Challenges in certain international CIPP markets, primarily in Europe
- Strong performance in the N.A. wastewater CIPP market helped to maintain gross margins at a high level

Corrosion Protection



22.7%
19.5%
-320 bps
Q3'15
Q3'16

More challenging upstream market offsets results from improving U.S. midstream market

- Gross margins declined because of:
  - Limited Gulf Coast pipe coating activity
  - Lower margins in the Canadian energy market
  - Unanticipated costs on certain international field coating projects
- Gross margins for cathodic protection services in the U.S. were in line with the prior year quarter
- Gross margins expanded for Tite Liner® installations in the U.S.

Energy Services



13.0%
13.4%
+40 bps
Q3'15
Q3'16

Improved margins after completion of upstream downsizing

- Gross margins expanded because of improved labor utilization, which offset a reduced level of higher margin turnaround activities

FRP=fiber-reinforced polymer

Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

AEGION

Record cash balance at year-end 2015 helped to fund several acquisitions and share repurchases in 2016

Aegion Sources/Uses of Cash


$212
$32
$13
$36
$37
$96
$7
$37
$113
In USD Millions
December 31, 2015
CAPEX
Term Debt Repayments
Line of Credit Borrowings
Share Buybacks
Acquisitions
Divestitures
Operating Cash Flow
September 30, 2016

First Nine Months of 2016 vs. 2015

Cash flow from operating activities

- Provided $37 million compared to $69 million in 2015
  - Strong cash flow in 2015 from the wind down of certain Asian CIPP contracting operations
  - DSOs decreased approximately 3 days, excluding payments for the large deepwater pipe coating and insulation project, because of a focused effort to improve cash collections
  - Accounts payable and accrued expenses were a $42 million use of cash compared to a $7 million source of cash due to increased vendor payments

Cash flow from investing activities

- Strategic acquisitions totaled $96 million, including $85 million plus purchase of tax NOLs to acquire Underground Solutions on February 18, 2016
- CAPEX was $10.3 million higher than the prior year period because of construction of a plant for the deepwater pipe insulation coating project
- Net proceeds of $6.6 million from the sale of the Company's 51% interest in a Canadian pipe coating facility JV in February 2016

Cash flow from financing activities

- Debt repayments of $13.1 million per the terms of Aegion's credit agreement
- Repurchased approximately 1.9 million shares of Aegion common stock for $36.6 million, including repurchases associated with the management incentive equity plan

AEGION

Appendix

Aegion third quarter and first nine month financial results

Selected financial results for the quarters and nine-month periods ended September 30, 2016 and 2015 – Adjusted[1] (non-GAAP)

(in USD thousands, except margins and per share information)	3Q 2016	3Q 2015	Change	YTD 2016	YTD 2015	Change
Revenues	$ 308,524	$ 356,595	(13.5)%	$ 900,118	$ 1,002,857	(10.2)%
Adjusted Gross Profit	66,448	78,782	(15.7)%	185,669	211,007	(12.0)%
Adjusted Gross Margin	*21.5 %*	*22.1 %*	*-60 bp*	*20.6 %*	*21.0 %*	*-40 bp*
Adjusted Operating Income	19,419	26,785	(27.5)%	41,868	57,233	(26.8)%
Adjusted Operating Margin	*6.3 %*	*7.5 %*	*-120 bp*	*4.7 %*	*5.7 %*	*-100 bp*
Segment Adjusted Operating Income						
Infrastructure Solutions	$ 18,504	$ 17,645	$ 859	$ 45,689	$ 43,568	$ 2,121
Corrosion Protection	690	7,343	(6,653)	(3,755)	8,780	(12,535)
Energy Services	225	1,797	(1,572)	(66)	4,885	(4,951)
Adjusted Net Income (Attributable to Aegion Corporation)	$ 11,280	$ 16,196	(30.4)%	$ 23,597	$ 34,072	(30.7)%
Adjusted Diluted Earnings per Share (Attributable to Aegion Corporation)	$ 0.32	$ 0.44	(27.2)%	$ 0.67	$ 0.92	(27.8)%
Reported Consolidated Backlog	$ 743.9	$ 746.1	(0.3)%			

[1] Adjusted financial results are defined as GAAP results excluding non-recurring items (non-GAAP). See reconciliation to GAAP in the following pages. Prior year reported backlog includes certain international markets that were part of the 2014 Realignment and Restructuring initiative.

AEGION

2016 third quarter non-GAAP reconciliation

All financial data presented is from continuing operations

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges[1]	Acquisition-Related Expenses[2]	Reversal of Contingency Reserve[3]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 242,206	$ (130)	$ -	$ -	$ 242,076
Gross Profit	66,318	130	-	-	66,448
Operating Expenses	45,277	(584)	-	2,336	47,029
Acquisition-Related Charges	324	-	(324)	-	-
Restructuring Charges	212	(212)	-	-	-
Operating Income	20,505	926	324	(2,336)	19,419
Other Income/(Expense)	288	(1)	-	-	287
Income before Taxes	17,005	925	324	(2,336)	15,918
Taxes on Income	5,218	499	79	(878)	4,918
Income (attributable to Aegion Corporation)	$ 12,067	$ 426	$ 245	$ (1,458)	$ 11,280
Diluted Earnings per Share	**$ 0.34**	**$ 0.01**	**$ 0.01**	**$ (0.04)**	**$ 0.32**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $130 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $584 related to wind-down and other restructuring-related charges; (iii) pre-tax restructuring charges of $212 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges for other expense of $1 related to the release of cumulative currency translation adjustments. The vast majority of restructuring charges relate to the 2016 Restructuring.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe, the CIPP business of Leif M. Jensen A/S and Concrete Solutions, and other potential acquisition activity pursued by the Company during the quarter.

(3) Includes the reversal of a pre-tax contingency reserve established as part of the opening balance sheet for the acquisition of Brinderson L.P.

Net income Includes non-controlling interests.

AEGION

2015 third quarter non-GAAP reconciliation

All financial data presented is from continuing operations

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring	Acquisition-Related Expenses	As Adjusted (Non-GAAP)
Cost of Revenues	$ 279,474	$ (1,661)	$ -	$ 277,813
Gross Profit	77,121	1,661	-	78,782
Operating Expenses	51,554	443	-	51,997
Acquisition-Related Charges	457	-	(457)	-
Restructuring Charges	172	(172)	-	-
Operating Income	24,938	1,390	457	26,785
Other Income/(Expense)	(359)	66	-	(293)
Income before Taxes	21,460	1,498	457	23,415
Taxes on Income	6,237	325	184	6,746
Income (attributable to Aegion Corporation)	$ 14,750	$ 1,173	$ 273	$ 16,196
Diluted Earnings per Share	**$ 0.40**	**$ 0.03**	**$ 0.01**	**$ 0.44**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $1,661 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of ($443) related to the reversal of reserves for potentially uncollectible receivables and other restructuring-related charges; (iii) pre-tax restructuring charges of $172 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges of $108 related to the write-off of certain other assets.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with potential acquisition activity pursued by the Company during the quarter.

Net income Includes non-controlling interests.

AEGION

Infrastructure Solutions third quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended September 30, 2016			Quarter Ended September 30, 2015		
	As-Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments [2]	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 158,562	$ -	$ 158,562	$ 149,606	$ -	$ 149,606
Cost of Revenues	117,996	-	117,996	111,178	(1,661)	109,517
Gross Profit	40,566	-	40,566	38,428	1,661	40,089
Operating Expenses	21,646	416	22,062	22,001	443	22,444
Acquisition-Related Charges	324	(324)	-	-	-	-
Restructuring Charges	23	(23)	-	172	(172)	-
Operating Income	$ 18,573	$ (69)	$ 18,504	$ 16,255	$ 1,390	$ 17,645

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; and (ii) acquisition expenses incurred primarily in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe, the CIPP business of Leif M. Jensen A/S and Concrete Solutions.

(2) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, reversal of reserves for potentially uncollectible receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges.

AEGION

Corrosion Protection third quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended September 30, 2016			Quarter Ended September 30, 2015		
	As-Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 95,084	$ -	$ 95,084	$ 121,392	$ -	$ 121,392
Cost of Revenues	76,710	(130)	76,580	93,797	-	93,797
Gross Profit	18,374	130	18,504	27,595	-	27,595
Operating Expenses	17,842	(28)	17,814	20,252	-	20,252
Restructuring Charges	19	(19)	-	-	-	-
Operating Income (Loss)	$ 513	$ 177	$ 690	$ 6,886	$ 457	$ 7,343

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with potential acquisition activity pursued by the Company during the quarter.

AEGION

Energy Services third quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended September 30, 2016			Quarter Ended September 30, 2015		
	As-Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 54,878	$ -	$ 54,878	$ 85,597	$ -	$ 85,597
Cost of Revenues	47,500	-	47,500	74,499	-	74,499
Gross Profit	7,378	-	7,378	11,098	-	11,098
Operating Expenses	5,789	1,364	7,153	9,301	-	9,301
Restructuring Charges	170	(170)	-	-	-	-
Operating Income (Loss)	$ 1,419	$ (1,194)	$ 225	$ 1,797	$ -	$ 1,797

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, early lease termination costs, severance and benefit related costs, and other restructuring charges; and (ii) reversal of a pre-tax contingency reserve established as part of the opening balance sheet for the acquisition of Brinderson L.P.

AEGION

2016 first nine months non-GAAP reconciliation

All financial data presented is from continuing operations

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges[1]	Acquisition-Related Expenses[2]	Reversal of Contingency Reserve[3]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 718,196	$ (175)	$ (3,572)	$ -	$ 714,449
Gross Profit	181,922	175	3,572	-	185,669
Operating Expenses	146,808	(5,343)	-	2,336	143,801
	-	-	-	-	-
	-	-	-	-	-
Acquisition-Related Charges	2,059	-	(2,059)	-	-
Restructuring Charges	8,544	(8,544)	-	-	-
Operating Income	24,511	14,062	5,631	(2,336)	41,868
Interest Expense	(11,081)	-	-	-	(11,081)
Other Income/(Expense)	(1,183)	248	-	-	(935)
Income (Loss) before Taxes	12,444	14,310	5,631	(2,336)	30,049
Taxes (Benefit) on Income (Loss)	1,413	4,873	1,710	(878)	7,118
Net Income (Loss) (attributable to Aegion Corporation)	$ 11,697	$ 9,437	$ 3,921	$ (1,458)	$ 23,597
Diluted Earnings (Loss) per Share	$ 0.33	$ 0.27	$ 0.11	$ (0.04)	$ 0.67

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $175 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $5,343 related to wind-down and other restructuring-related charges; (iii) pre-tax restructuring charges of $8,544 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges for other expense of $248 related to the release of cumulative currency translation adjustments. The vast majority of restructuring charges relate to the 2016 Restructuring.

(2) Includes the following non-GAAP adjustments: (i) inventory step up expense of $3,572 for cost of revenues recognized as part of the accounting for business combinations in connection with the Company's acquisition of Underground Solutions; and (ii) expenses of $2,059 incurred in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe, the CIPP business of Leif M. Jensen A/S and Concrete Solutions, and other potential acquisition activity pursued by the Company during the period.

(3) Includes the reversal of a pre-tax contingency reserve established as part of the opening balance sheet for the acquisition of Brinderson L.P.

Net income Includes non-controlling interests.

AEGION

2015 first nine months non-GAAP reconciliation

All financial data presented is from continuing operations

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring	Acquisition-Related Expenses	As Adjusted (Non-GAAP)
Cost of Revenues	794,493	(2,643)	-	791,850
Gross Profit	208,364	2,643	-	211,007
Operating Expenses	157,964	(4,190)	-	153,774
Definite-lived Intangible Asset Impairment	-	-	-	-
	-	-	-	-
Acquisition-Related Charges	780	-	(780)	-
Restructuring Charges	1,034	(1,034)	-	-
Operating Income	48,586	7,867	780	137,416,433
Interest Expense	(9,365)	126	-	(9,239)
Other Income/(Expense)	(2,360)	2,736	-	376
Income before Taxes	37,090	10,729	780	48,599
Taxes on Income	11,647	1,917	313	13,877
Income (attributable to Aegion Corporation)	$ 24,793	$ 8,812	$ 467	$ 34,072
Diluted Earnings per Share	$ 0.67	$ 0.24	$ 0.01	$ 0.92

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $2,643 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $4,190 related to reserves for potentially uncollectible receivables and other restructuring-related charges; (iii) pre-tax restructuring charges of $1,034 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges of $2,862 related primarily to the write-off of certain other assets, including the loss on the sale of the Company's CIPP contracting operation in France.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with the Company's acquisition of Schultz Mechanical Contractors and other potential acquisition activity pursued by the Company during the period.

Net income Includes non-controlling interests.

AEGION

Infrastructure Solutions first nine months non-GAAP reconciliation

(in USD thousands)	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015		
	As-Reported (GAAP)	Adjustments1	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments1	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 434,523	$ -	$ 434,523	$ 421,170	$ -	$ 421,170
Cost of Revenues	325,038	(3,558)	321,480	315,096	(2,643)	312,453
Gross Profit	109,485	3,558	113,043	106,074	2,643	108,717
Operating Expenses	67,348	6	67,354	69,339	(4,190)	65,149
Acquisition-Related Charges	2,059	(2,059)	-	-	-	-
Restructuring Charges	2,630	(2,630)	-	1,034	(1,034)	-
Operating Income	$ 37,448	$ 8,241	$ 45,689	$ 35,701	$ 7,867	$ 43,568

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; (ii) inventory step up expense recognized in connection with the Company's acquisition of Underground Solutions; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe, the CIPP business of Leif M. Jensen A/S and Concrete Solutions.

(2) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with reserves for potentially uncollectible receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges.

AEGION

Corrosion Protection first nine months non-GAAP reconciliation

(in USD thousands)	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015		
	As-Reported (GAAP)	Adjustments1	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments1	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 281,939	$ -	$ 281,939	$ 329,157	$ -	$ 329,157
Cost of Revenues	229,263	(189)	229,074	258,846	-	258,846
Gross Profit	52,676	189	52,865	70,311	-	70,311
Operating Expenses	57,058	(438)	56,620	61,531	-	61,531
Acquisition-Related Charges	-	-	-	457	(457)	-
Restructuring Charges	3,244	(3,244)	-	-	-	-
Operating Income (Loss)	$ (7,626)	$ 3,871	$ (3,755)	$ 8,323	$ 457	$ 8,780

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with potential acquisition activity pursued by the Company during the period.

AEGION

Energy Services first nine months non-GAAP reconciliation

(in USD thousands)	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015		
	As-Reported (GAAP)	Adjustments1	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments1	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 183,656	$ -	$ 183,656	$ 252,530	$ -	$ 252,530
Cost of Revenues	163,895	-	163,895	220,551	-	220,551
Gross Profit	19,761	-	19,761	31,979	-	31,979
Operating Expenses	22,402	(2,575)	19,827	27,094	-	27,094
Acquisition-Related Charges	-	-	-	323	(323)	-
Restructuring Charges	2,670	(2,670)	-	-	-	-
Operating Income (Loss)	$ (5,311)	$ 5,245	$ (66)	$ 4,562	$ 323	$ 4,885

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, early lease termination costs, severance and benefit related costs, and other restructuring charges; and (ii) reversal of a pre-tax contingency reserve established as part of the opening balance sheet for the acquisition of Brinderson L.P.

(2) Includes non-GAAP adjustments related to expenses incurred in conjunction with the Company's acquisition of Schultz Mechanical Contractors.

AEGION